SECURITIES EXCHANGE AND COMMISSION
                  WASHINGTON, D. C.  20549


                          FORM 8-K
                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



                       February 9, 2000
                       ---------------
      Date of Report (Date of earliest event reported)



                        TRIPOS, INC.
                    ---------------------
   (Exact name of registrant as specified in its charter)




 Utah                     000-23666             43-1454986
--------                -------------         --------------
(State or other         (Commission          (I.R.S. Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


         1699 South Hanley Rd., St. Louis, MO 63144
       ----------------------------------------------
    (Address of principal executive offices and zip code)


                       (314) 647-1099
                       --------------
    (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

      On February 7, 2000, Tripos, Inc. ("TRPS") announced that it had entered into an agreement to sell four hundred nine thousand and ninety-one (409,091) shares of its Series B Convertible Preferred Stock common stock at a price of $22 per share to LION Bioscience AG. in a private
placement.   The  shares  were  issued,  and   TRPS
received  gross  proceeds of $9.0 million,  on  February  9,
2000,  proceeds  of the transaction were $9  million.   The
shares were issued in a private placement exempt from registration under the Federal securities laws. Further information about the transaction is contained in a press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit Number     Exhibit

         99.1               Press Release dated February 7, 2000

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                   TRIPOS,  INC.



Dated:  February 11, 2000       By: /s/ Colleen A. Martin
                                -------------------------------
                                    Colleen A. Martin
                                    Chief Financial Officer





                                INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION
-----------         ------------
99.1                Press Release dated February 7, 2000





Exhibit 99.1

FOR RELEASE FEBRUARY 7, 2000       FOR FURTHER INFORMATION
                                   Colleen A. Martin
                                   Chief Financial Officer
                                   (800)-323-2960 or (314)
                                   647-1099


    Tripos, Inc. Announces Strategic Alliance and Private
       Placement of Securities with LION Bioscience AG

St. Louis, MO - February 7, 2000 - Tripos Inc. (NASDAQ:TRPS) today announced that it will issue 409,091 shares of 5% Series B Convertible Preferred Stock to LION Bioscience AG for a purchase price of $22.00 per share or $9.0 million in the aggregate. This represents 10.8% of the outstanding shares of the company on an as-converted basis. The Series B Convertible Preferred Stock is convertible into common stock of TRIPOS on a share-for-share basis subject to customary antidilution provisions, and is redeemable by the investor in February 2005. LION's CEO, Dr. Friedrich von Bohlen will join Tripos' Board of Directors. Tripos will use these proceeds for working capital and general corporate purposes.

The investment by LION is part of a strategic alliance between LION and Tripos whose purpose is to develop a unified platform for information management in the Life Sciences, combining bioinformatics, cheminformatics, and data analysis. These activities will span Europe, North America, and Asia. LION and Tripos will announce further details of this alliance in a separate press release.

"In a very short time, LION has proved itself to be a powerful force in the realm of bioinformatics. Tripos and LION have been working together in development of this alliance for the past 18 months," stated Dr. John P. McAlister, president and CEO of Tripos. "We have a common vision of the power of integrated informatics and experimental science and have highly complementary technologies and areas of scientific expertise. Together we bring a powerful process to the customer to drive the effectiveness and efficiency of the entire research enterprise," he concluded.

"We at LION are excited to be allied with Tripos in executing the joint vision for a unified Life Sciences research platform," commented Dr. Friedrich von Bohlen, CEO of LION. "As recognized leaders in our respective fields, Tripos and LION are uniquely positioned to provide the pharmaceutical and related industries with powerful solutions in their research activities."



About Tripos, Inc.:

Tripos (www.tripos.com) is a leading provider of discovery research software and services to pharmaceutical, biotechnology, and life sciences companies worldwide. The company is dedicated to optimizing and accelerating the discovery of new products in the pharmaceutical and related industries. Tripos offers "chemically intelligent" discovery software tools to manage, analyze and share biological and chemical information; systems integration services; diverse chemical libraries; and contract research for the discovery, synthesis and characterization of new chemical compounds that are active in biological systems.

Tripos has an established customer base that includes all of the pharmaceutical, science and major biotechnology companies throughout the world. Headquartered in St. Louis, MO, Tripos has sales offices on the East and West coasts of the USA and operating subsidiaries in Milton Keynes and Bude, UK; Paris, France; and Munich, Germany.

About LION Bioscience AG:

LION Bioscience AG (www.lionbioscience.com) is a leading genomics and information technology company, pioneering the field of i-biologyTM for expediting Life Science research. Founded in 1997, the company has more than 190 employees, with headquarters in Heidelberg, Germany and subsidiaries in Cambridge, UK and Cambridge, Mass. The company leverages
its   core  competencies  in  information  technologies  and
genomics to accelerate and improve the drug discovery and Life Science research efforts of its partners throughout the pharmaceutical, agricultural and biotechnology industry.

To date, LION AG has established numerous alliances in informatics and genomics with leading Life Science research companies, including Aventis, Bayer, Boehringer Ingelheim,
DEGUSSA and Pharmacia & Upjohn.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Tripos' SEC reports, including its Annual Report on Form 10K.